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                                                                   EXHIBIT 23.02


                 CONSENT OF KPMG PEAT MARWICK LLP, INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Ocular Sciences, Inc.:

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.



                                       KPMG Peat Marwick LLP

San Francisco, California
March 18, 1998